Exhibit 4.6
STOCK CONTRIBUTION AGREEMENT
     STOCK CONTRIBUTION AGREEMENT (this “Agreement”), dated August 20, 2009, by and among RTI International Metals, Inc., an Ohio corporation (the “Company”); the United States Steel and Carnegie Pension Fund, a Pennsylvania non-profit corporation, as trustee (the “Trustee”) of the RMI Titanium Company Retirement Plans Trust (the “Trust”), a trust for the assets of the Pension Plan of RMI Titanium Company, the Pension Plan for Eligible Salaried Employees of RMI Titanium Company, the Pension Plan for Eligible Employees of RMI Titanium Company, and the Tradco Pension Plan (the “Plans”), which are qualified pension plans sponsored by the Company and its affiliates; and Evercore Trust Company, N.A., as investment manager (the “Investment Manager”) on behalf of the Plans.
W I T N E S S E T H:
     WHEREAS, the Company desires to contribute certain shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to the Trust through its Trustee, to be managed as assets of the Trust by the Trustee in its capacity as Trustee, and the Investment Manager, if it determines that the Trust should accept the contribution, will instruct and cause the Trustee to accept the Shares, upon the terms and conditions herein (collectively, the “Contribution”).
     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises herein contained, the parties hereby agree as follows:
ARTICLE I
CLOSING
     Section 1.01 Closing. The closing (the “Closing”) of the Contribution shall take place at the offices of Buchanan Ingersoll & Rooney, PC, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania, or at such other location or locations mutually agreed upon by the parties hereto. Unless otherwise agreed by the parties, the Closing shall take place at 4:30 P.M. Eastern Time on a date (the “Closing Date”) selected by the Company in its discretion (with at least three (3) business days notice to the Trustee and the Investment Manager) following the date on which all of the conditions to Closing set forth in Article VI are first satisfied.
ARTICLE II
CONTRIBUTION
     Section 2.01 Contribution. Upon the terms and subject to the conditions hereof, at the Closing, subject to the Investment Manager’s determination as to whether the Trust should accept the contribution of the Shares, the Company will contribute the Shares by authorizing its transfer agent to deliver the Shares to the Trustee or its nominee, and the Investment Manager will instruct the Trustee to accept such Contribution on behalf of the Trust. The total number of Shares shall be the lesser of 500,000 Shares or such number of Shares (excluding fractional shares) which will have an aggregate Credit Amount (as defined below) on the Closing Date that does not exceed ten percent (10%) of the fair market value of the total assets of the Trust (not including the Credit Amount) on the Closing Date. The parties hereto agree that the amount that shall be credited to the Plans upon the Trust’s receipt of the Contribution (the “Credit Amount”) shall equal the Fair Value (as defined below) of the Shares multiplied by a percentage to be determined by the Investment Manager between the date hereof and the Closing Date reflecting a discount from Fair Value. Once the discount rate and thus the Credit Amount has been established by the Investment Manager, the Investment Manager shall immediately notify the Company and the Trustee of the Credit Amount and the Company may, but shall not be obligated to, make the Contribution on the Closing date. If the Company determines that it does not desire to make the Contribution because it does not agree with the Credit Amount, it shall give notice of such to each of the Trustee and the Investment Manager prior to the close of business on the Closing Date, and this Agreement shall thereafter be void and of no further force and effect. “Fair Value” for such purpose shall mean the average of the opening and closing prices of the Common Stock on the New York Stock Exchange (the “NYSE”) on the last full trading day that immediately precedes the Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
     The Company represents and warrants to the Investment Manager, the Trustee and the Trust, as of the date hereof and as of the date of the Contribution, as follows:
     Section 3.01 Organization and Power; Good Standing; Capitalization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite legal right, power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as now conducted and as proposed to be conducted and to perform all such other acts as may be necessary for the execution, delivery and performance of this Agreement. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock. As of December 31, 2008, 23,688,010 shares of Common Stock were issued (including 683,874 treasury shares). All the outstanding capital stock of the Company is validly issued, fully paid and non-assessable. Subsequent to December 31, 2008, the Company has not issued any shares of its capital stock or any other securities convertible into or exchangeable or exercisable for shares of its capital stock, other than options to purchase shares of Common Stock or restricted stock units under its equity incentive plans or shares of Common Stock upon exercise of stock options or vesting of restricted stock units.
     Section 3.02 Authorization. The execution, delivery and performance of this Agreement, including the Contribution and delivery of the Shares, have been duly and validly authorized by all requisite corporate action on the part of the Company and no other corporate action on the part of the Company is necessary with respect thereto. When delivered pursuant to the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable and the Trustee will acquire good title to the Shares, free and clear of all liens, claims and encumbrances. There are no options, warrants, pre-emptive or other rights to purchase or otherwise acquire any of the Shares.
     Section 3.03 Authority; Non-Contravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (assuming the due authorization, execution and delivery of this Agreement by the Trustee and the Investment Manager) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not (i) to the Company’s best knowledge after due inquiry, violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company, its business or any of its properties, (ii) conflict with any provisions of the Certificate of Incorporation or By-laws of the Company, or (iii) violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any claims or charges of any nature whatsoever upon any of the properties or assets of the Company under, any note, indenture, mortgage, deed of trust, loan agreement, lease or other contract, agreement or instrument to which the Company is a party or by which any of its properties is bound or affected, except for such violations, conflicts, breaches, defaults, claims or charges that would not (a) affect the validity of this Agreement, including the representations made by the Company to the Trustee and the Investment Manager in Section 3.02 hereof, or the ability of the parties to consummate the transactions contemplated by this Agreement or (b) individually or in the aggregate, result in a material adverse effect on the business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     Section 3.04 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or of which the business or properties of the Company are the subject that (i) seeks to prohibit or restrain the Contribution or the other transactions contemplated by this Agreement, or (ii) if adversely determined, could be expected reasonably to have a Material Adverse Effect.
     Section 3.05 No Consent or Approval Required. No consent, approval or authorization of, declaration to, filing with or notification to, any person (governmental or private) is required for the valid execution, delivery and performance by the Company of this Agreement or the contribution of the Shares.
     Section 3.06 No Material Adverse Change. There has been no material adverse change in the financial condition of the Company and its subsidiaries, taken as a whole, since June 30, 2009.
     Section 3.07 Plans, Trustee and Investment Manager. The Plans have been operated in accordance with their provisions, and are, and will be as of the Closing, in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws, rules and regulations. Neither the Plans nor the Trust has been terminated since its date of inception; and there have been no “reportable events,” as such term is defined in Section 4043(b) of ERISA, since such date, except for such events with respect to which the 30-day notice to the Pension Benefit Guaranty Corporation has been waived. Except for the Shares to be contributed pursuant to this Agreement, the Plans do not hold any employer securities within the meaning of Section 407(d)(1) of ERISA (other than securities that may be held in a common or collective fund or an investment company registered under the Investment Company Act of 1940, as amended, in which the Plans hold an interest) or any employer real property within the meaning of Section 407(d)(2) of ERISA. Neither the delivery and performance by the Company of this Agreement nor the contribution of the Shares will result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. The Plans have not incurred any “accumulated funding deficiency,” as such term is defined in Section 412 of the Code. The Plans are qualified under Section 401(a) of the Code and the subject of a current favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect the qualification of the Plans. There are no material claims outstanding against the Plans or the Trust other than routine claims for benefits. The Trust is qualified under Section 501(a) of the Code. The Trustee has been duly appointed to serve as trustee by all requisite action on the part of the Company under the Plans and the related trust instrument, and is the duly appointed and acting trustee under the Trust with all powers to act as required under this Agreement. The Investment Manager has been duly appointed to serve as investment manager by all requisite action on the part of the Company and the Trustee and is duly appointed and acting as an investment manager under the Plans with all powers to act as required under this Agreement.
     Section 3.08 Financial Statements; Truth of Information. The Company has furnished, or will furnish immediately following the execution of this Agreement, the Investment Manager with true and complete copies of (a) the Company’s annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”), (b) the Company’s Annual Report to Stockholders for the year ended December 31, 2008, (c) the Company’s definitive proxy statement relating to its 2009 annual meeting of stockholders, as filed on Schedule 14A with the SEC, (d) the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, as filed with the SEC, and (e)  the Company’s registration statements on Form S-3 as filed with the SEC on July 2, 2009 and amended on or about August 20, 2009, and on August 12, 2009, and (f) the Company’s current reports on Form 8-K and 8-K/A, as filed with the SEC on January 7, 2009, February 3, 2009, February 17, 2009, March 4, 2009, April 28, 2009, August 4, 2009, and August 13, 2009 (collectively, the “SEC Filings”). All financial statements contained in the SEC Filings and all related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods specified (except for changes specifically noted therein), and fairly present in all material respects the financial position of the Company and results of operations and changes in financial position (or cash flows, as applicable) of the Company as of the dates, and for the periods, indicated therein. Except as specifically described in the SEC Filings, no material liability, contingent or otherwise, has been asserted, or to the Company’s knowledge, threatened, against the Company. The SEC Filings, taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading.
     Section 3.09 No Commissions. No commission (within the meaning of Section 408(e)(2) of ERISA), brokerage fee or other charge will become due or payable in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the contribution of the Shares.
     Section 3.10 Securities Act Registration. The Shares are being registered under the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE TRUSTEE
     The Trustee hereby represents and warrants to the Company as follows:
     Section 4.01 Access to Information; Investment Intent. It (a) has been furnished with or had access to the information it has requested from the Company and its affiliates, (b) has had an opportunity to discuss with management of the Company and its affiliates the business and financial affairs of the Company and its affiliates, (c) has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable it to understand and evaluate the risks of such investment and to form an investment decision with respect thereto, and (d) has decided to cause the Shares to be held by the Trust for the purpose of investment and without a view to, or the present intention of, distributing the Shares; provided, however, that the foregoing is not intended in any way to (i) affect, diminish, or derogate from the representations and warranties made by the Company hereunder or the right of the Trustee or the Trust to rely thereon, or (ii) restrict distributions from the Plan to its participants or their beneficiaries.
     Section 4.02 Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of the Trustee, and no other action on the part of the Trustee is necessary with respect thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE INVESTMENT MANAGER
     The Investment Manager hereby represents and warrants to the Company as follows:
     Section 5.01 Access to Information; Investment Intent. As of the Closing Date, if it determines that the Trust should accept the Shares, it (a) will have been furnished with or had access to the information it has requested from the Company and its affiliates, (b) will have had an opportunity to discuss with management of the Company and its affiliates the business and financial affairs of the Company and its affiliates, and (c) will have determined to cause the Shares to be accepted by the Trust for the purpose of investment and without a view to, or the present intention of, distributing or reselling the Shares; provided, however, that the foregoing is not intended in any way to (i) affect, diminish, or derogate from the representations and warranties made by the Company hereunder or the right of the Investment Manager or the Trust to rely thereon, or (ii) restrict distributions from the Plan to their participants or their beneficiaries.
      Section 5.02 Investment Knowledge and Experience. It has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable it to understand and evaluate the risks of such investment and to form an investment decision with respect thereto.
     Section 5.03 Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of the Investment Manager, and no other action on the part of the Investment Manager is necessary with respect thereto.

ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.01 Conditions to Closing. The Contribution is subject to the satisfaction prior to the Closing of the following conditions: (a) the Company shall prepare and file with the SEC a “shelf” registration statement on Form S-3 (as amended, the “Registration Statement”) to enable the Trustee to sell the Shares from time to time in the manner contemplated by the plan of distribution set forth in the Registration Statement; (b) the Registration Statement shall have been declared effective by the SEC, and (c) the Shares shall have been approved for listing on the NYSE.
ARTICLE VII
COVENANTS
     Section 7.01 Effectiveness of Registration Statement. The Company will use reasonable best efforts to maintain the effectiveness of the Registration Statement until the date on which all Shares are sold (the “Termination Date”).
     Section 7.02 Copies of Prospectus. The Company shall furnish the Trustee with such number of copies of the prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, as included in the Registration Statement (the “Prospectus”), and such other documents as the Trustee may reasonably request, to facilitate the public sale or other disposition of all or any of the Shares by the Trustee.
     Section 7.03 Method of Distribution. The Trustee hereby agrees that it shall not effect any disposition of the Shares except pursuant to either the Registration Statement or Rule 144 under the Securities Act or any successor rule thereto (as such rule may be amended from time to time, “Rule 144”), and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Trustee or the plan of distribution described in the Registration Statement. The Trustee has advised the Company that, following the Contribution, it intends to resell the Shares in an orderly manner, and with view towards minimizing the impact of sales on the trading price of the Company’s common stock; provided, however, that if the Trustee determines that it is not prudent for the Plan to continue to own Shares, the Trustee may cause the Shares to be liquidated as soon as practicable.
     Section 7.04 Suspension. In the event of (a) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (c) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (d) any event or circumstance which, upon the advice of the Company’s counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Trustee (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Trustee shall refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until the Trustee’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice pursuant to this Section 7.04.
     Section 7.05 Black-Out Rights. In addition to any suspension rights under Section 6.04 hereof, the Company may, upon the happening of any event that, in the judgment of the Company’s legal counsel, renders advisable the suspension of the disposition of Shares covered by the Registration Statement or use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend the disposition of Shares covered by the Registration Statement or use of the Prospectus (“Black-Out”) for a period of not more than one hundred twenty (120) days on written notice to the Trustee (the “Black-Out Notice”), in which case the Trustee, upon receipt of such Black-Out Notice, shall discontinue disposition of Shares covered by the Registration Statement or use of the Prospectus until copies of a supplemented or amended Prospectus are distributed to the Trustee or until the Trustee is advised in writing by the Company that the disposition of Shares covered by the Registration Statement or use of the applicable Prospectus may be resumed; provided, that such right to suspend the disposition of Shares covered by the Registration Statement or use of the Prospectus shall not be exercised by the Company for more than one hundred eighty (180) days in any twelve-month period. The Black-Out Notice shall not contain any material non-public information.
     Section 7.06 Sale of Shares; Delivery Requirements. Provided that a Suspension or Black-Out is not then in effect, the Trustee may sell Shares under the Registration Statement, provided, however, that the Trustee arranges for delivery of the most current Prospectus provided to the Trustee by the Company in compliance with all federal and state securities laws.
     Section 7.07 Rule 144 Information. For such period as the Trust or the Plan holds any Shares received pursuant to the Contribution, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and shall use its reasonable best efforts to take such further action to the extent required to enable the Trustee to sell the Shares pursuant to Rule 144.
     Section 7.08 Certifications and Opinions. As soon as practicable after the effective date of the Registration Statement and again from time to time, while the Registration Statement is effective so long as the Trustee holds more Shares than it can sell at one time under Rule 144, in the event that the Trustee reasonably requests in connection with a sale of the Shares, the

Company shall furnish to the Trustee, in such substance and scope as the Trustee may request and as are customarily made by issuers to underwriters in primary underwritten offerings:
     (1) a certificate, dated the date of effectiveness of the Registration Statement or such later date as may be requested, signed by (y) the President or any Vice President of the Company and (z) a principal financial or accounting officer of the Company confirming, as of the date thereof, with respect to the applicable matters set forth in Article III of this Stock Contribution Agreement, and make such officers available to respond to questions regarding the Company’s financial condition, financial reporting, and prospects as and at such times as the Trustee reasonably requests;
     (2) an opinion dated the date of the date of effectiveness of the Registration Statement, or such later date as may be requested, of counsel for the Company (which may be the Company’s inside general counsel) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Company, and representatives of the independent public accountants for the Company, in connection with the preparation of such Registration Statement and the related Prospectus at which conferences the contents of and related matters were discussed, and that although such counsel has not independently verified and need not pass upon, or assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention which lead such counsel to believe that the applicable Registration Statement, on the effective date thereof or the date any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus contained in such Registration Statement, on the date thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement contemplated by this Agreement or the related Prospectus); and
     (3) the availability of personnel of the Company’s independent accountants to respond to questions regarding the Company’s financial reporting as and at such times as the Trustee reasonably requests.

ARTICLE VIII
INDEMNIFICATION
     Section 8.01 Indemnification. Except as otherwise provided by ERISA or other applicable law, the Company agrees to defend and hold the Trustee, in its individual and representative capacities, and its members, officers, directors and employees (together, “Indemnified Persons”), harmless from, and indemnify the Indemnified Persons against, any and all liability, loss, damages, court costs and reasonable expenses (including reasonable attorneys’ fees) which the Indemnified Persons may incur or suffer as a result of any claim against an Indemnified Person arising out of any action taken, omitted, or suffered to be taken by it in good faith and in accordance with the rights or powers conferred upon it by this Agreement, or arising from a breach by the Company of its representations and warranties under Article III hereof.
     Section 8.02 All representations, warranties and covenants contained herein shall survive the Closing.
ARTICLE IX
MISCELLANEOUS
     Section 9.01 Survival. All representations, warranties and covenants contained herein shall survive the Closing.
     Section 9.02 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Trustee and the Investment Manager and their respective successors and assigns.
     Section 9.03 Third Party Beneficiaries. The parties hereto agree that the Trust is a third party beneficiary of the Agreement.
     Section 9.04 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto; provided, that the relationship between and among the Company, the Trustee and the Investment Manager shall also be governed by the terms of that certain letter agreement among such parties dated
August 19, 2009.
     Section 9.05 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
(a)	If to the Company, to:

RTI International Metals, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, Fifth Floor
Pittsburgh, PA 15108-2973

with copies to:

Richard D. Rose, Esquire
Buchanan Ingersoll & Rooney, PC
301 Grant Street, 20th Floor
Pittsburgh, PA 15234

and Donald J. Myers, Esquire Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 Facsimile No.: 202-739-3001

(b)	If to the Trustee, to:

United States Steel & Carnegie Pension Fund
350 Park Avenue
17th Floor
New York NY 10022
Attention: M. Sharon Cassidy, Esq.
Facsimile No.: 212-826-8450

with a copy to:

Gary A. Glynn, President

(c)	If to the Investment Manager, to: Evercore Trust Company, N.A. 1099 New York Avenue, N.W., 6th Floor Washington, DC 20001 Attention: Norman P. Goldberg Facsimile No.: (202) 471-3510
or to such other address as the parties hereto to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent; (iii) in the case of facsimile transmission, when received; and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is postmarked.
     Section 9.06 Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Company, the Trustee and the Investment Manager; provided, that the written consent of the Investment Manager shall not be required to any modification or amendment made after Closing that does not affect the rights or obligations of the Investment Manager.
     Section 9.07 Counterparts. This Agreement may be executed in counterparts, each of which counterpart hereof shall be deemed to be an original instrument, but all of which together shall constitute one instrument.

     Section 9.08 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     Section 9.09 Nouns and Pronouns. Whenever the context may required, the singular form of nouns and pronouns shall include the plural and vice-versa.
     Section 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to its choice of law provisions.
     Section 9.11 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable best efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.
     Section 9.12 Nature of Obligations. The obligations of the parties hereto are solely corporate obligations, and, except as otherwise required by applicable law, no officer, director, employee, agent, shareholder, or controlling person will be subject to any personal liability whatsoever in connection with this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RTI INTERNATIONAL METALS, INC.

/s/ Chad Whalen

Name: Chad Whalen
Title: Vice President and General Counsel

UNITED STATES STEEL AND CARNEGIE PENSION FUND, solely in its capacity as trustee of the RMI Titanium Company Retirement Plans Trust

/s/ M. Sharon Cassidy

Name: M. Sharon Cassidy
Title: General Counsel

EVERCORE TRUST COMPANY, N.A., solely in its capacity as investment manager of a segregated account held in the trust created as part of, and on behalf of, the RMI Titanium Company Retirement Plans Trust

/s/ Norman P. Goldberg

Name: Norman P. Goldberg
Title: Managing Director